Exhibit 10.1

Gulf Resources, Inc. David Wong, VP of Finance E-mail: davidw@gulfresourcesinc.cn gfre.2008@yahoo.com	CCG Investor Relations Mr. Crocker Coulson, President Phone: +1-646-213-1915 E-mail: crocker.coulson@ccgir.com

Helen Xu E-mail: xuhy@gulfresourcesinc.cn beishengrong@163.com Website: http://www.gulfresourcesinc.cn/	Ms. Linda Salo, Financial Writer Phone: +1-646-922-0894 E-mail: linda.salo@ccgir.com Website: http://www.ccgirasia.com/

Gulf Resources Appoints David Wong  as
Vice President of Finance

New York & Shandong Province, July 31, 2009 - Gulf Resources, Inc. (OTC BB: GFRE) (“Gulf Resources” or the “Company”), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced that the Company appointed Mr. David Wong to serve as Vice President of Finance, effective August 1, 2009. His responsibilities will include corporate consolidated financial reporting with U.S GAAP compliance and reconciliation, financial planning and analysis, and strategic communication with the investment community.  Mr. Wong will be the Company’s primary investor relations contact and will also be involved in business development.

Mr. Wong has rich experience in corporate risk control and financial planning and analysis. Since January 2007, he served as finance manager of the Asia Pacific headquarters of a NYSE-listed, Fortune 500 diversified global manufacturing and technology company, where he was primarily responsible for Sarbannes Oxley  compliance, system audits and risk management, internal controls over risks as well as consolidated financial reporting. Prior to that, he was regional finance manager of the South China Manufacturing division of the same Fortune 500 company, where he was tasked with strengthening the internal control system, applying corporate accounting principles and practices, financial forecasting and budgeting. From June 2000 to December 2004, Mr. Wong served as finance senior supervisor and finance assistant manager of the South China Manufacturing division of a NASDAQ-listed electronics manufacturing services provider based in Singapore.  He graduated from Hunan University with a major in International Accounting and he holds the following certifications: Certified Management Accountant (USA), Certified Production & Inventory Management (USA), and China Certified Accountant. Mr. Wong is fluent in both Mandarin and English.

 “We are pleased to welcome David to our team as we seek to strengthen our financial reporting, disclosure and planning,” said Xiaobin Liu, Chief Executive Officer of Gulf Resources. “Not only are we are benefiting from his extensive experience in financial planning and analysis, internal risk assessment and disclosure at positions with leading multinational companies, but also from his outstanding bilingual communication skills that will further enhance Gulf Resources’ transparency in the capital markets.”

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited (“SCHC”) and Shouguang Yuxin Chemical Industry Co., Limited (“SYCI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information about the Company, please visit www.gulfresourcesinc.cn.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

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